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                                                                   EXHIBIT 10.86

                                   AMENDMENT
                                   ---------

             RESTRUCTURING, SETTLEMENT AND MUTUAL RELEASE AGREEMENT

     This Amendment No. 1 is entered into as of September 1, 1998 by and among Microelectronic Packaging, Inc. ("MPI"), and Transpac Capital Pte. Ltd. ("Transpac"), Transpac Industrial Holdings Ltd., Regional Investment Company Ltd., and Natsteel Equity III Pte. Ltd., (collectively with Transpac, the "Investors"), the purpose of which is to amend that certain Restructuring, Settlement and Mutual Release Agreement" (the "Settlement Agreement") entered into as of April 22, 1998 between MPI and the Investors.

     Capitalized terms otherwise defined herein, shall have the same meaning ascribed to them in the Settlement Agreement.

                                    RECITALS

     A. MPI and the Investors entered into the Settlement Agreement as of April 22, 1998 pursuant to which MPI and the Investors agreed to settle and restructure certain obligations of MPI whereby, among other things, MPI agreed to pay to the Investors the amount of US$3,112,462.50 within six (6) calendar months of the Execution Date.

     B. Pursuant to Section 9.i of the Settlement Agreement, the parties now desire to amend subsection 2.b of the Settlement Agreement to extend the period of time within which MPI is obligated to pay to the Investors certain amounts required under the Settlement Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and sufficient consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 2.b. below shall amend, replace and supersede section 2 of the Settlement Agreement:

          2.  Settlement.   In order to settle the defaults, amounts owed,
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          debts, liabilities and other obligations pursuant to, in connection with, or arising out of the Agreement, the Guarantee, the Subscription Agreement and each of their respective related agreements, letters, documents and instruments (collectively, the "Loan Documents"), MPI agrees to undertake the following obligations:
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          b. By no later than May 1, 1999, MPI will pay to the Investors the amount of US $3,112,462.50, by wire transfer to Transpac, as agent for the Investors, in accordance with the wire transfer instructions contained in Exhibit 1 attached hereto or such other written wire transfer instruction provided by Transpac to MPI.

Upon acceptance of the parties, this Amendment No. 1, as of the day and year first set forth above, shall become a part of the Settlement Agreement and all provisions of the Settlement Agreement not specifically inconsistent herewith shall remain in full force and effect, including but not limited to Section 2.a. of the Settlement Agreement.


MICROELECTRONIC PACKAGING, INC.

By:   /s/ Denis J. Trafecanty
   ----------------------------------
      Chief Financial Officer

TRANSPAC CAPITAL PTE LTD

By:   /s/ Caroline Chan
   ----------------------------------
      Senior Vice President

TRANSPAC INDUSTRIAL HOLDINGS LTD.

By:   /s/ Caroline Chan
   ----------------------------------
      Company Secretary

REGIONAL INVESTMENT COMPANY LTD

By:   /s/ Caroline Chan
   ----------------------------------
      Authorized Signatory

NATSTEEL EQUITY III PTE LTD

By:   /s/ Dr. Josephine Kwa Lay Keng
   ----------------------------------
      Senior Vice President

TRANSPAC CAPITAL PTE LTD, as agent

By:   /s/ Caroline Chan
   ----------------------------------
      Senior Vice President